SUB-ITEM 77Q1(E)

                                AMENDMENT NO. 11

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of July 1, 2007, amends the Master Investment Advisory Agreement (the "Agreement"); dated June 21, 2000, between AIM Equity Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory fee payable by AIM Large Cap Growth Fund effective July 1, 2007;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                  EFFECTIVE DATE OF
NAME OF FUND                     ADVISORY AGREEMENT
------------                     ------------------
AIM Capital Development Fund       June 1, 2000
AIM Charter Fund                   June 1, 2000
AIM Constellation Fund             June 1, 2000
AIM Diversified Dividend Fund    December 28, 2001
AIM Large Cap Basic Value Fund     June 1, 2000
AIM Large Cap Growth Fund          June 1, 2000

                                   APPENDIX B

                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                          AIM CAPITAL DEVELOPMENT FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $350 million...       0.75%
Over $350 million....      0.625%

                                AIM CHARTER FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $150 million...       0.80%
Over $150 million....      0.625%

                             AIM CONSTELLATION FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $150 million...       0.80%
Over $150 million....      0.625%

                          AIM DIVERSIFIED DIVIDEND FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $350 million...       0.60%
Next $350 million....       0.55%
Next $1.3 billion....       0.50%
Next $2 billion......       0.45%
Next $2 billion......       0.40%
Next $2 billion......      0.375%
Over $8 billion......       0.35%

                         AIM LARGE CAP BASIC VALUE FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $ 1 billion....       0.60%
Over $1 billion to
   and including
   $ 2 billion.......      0.575%
Over $ 2 billion.....       0.55%

                            AIM LARGE CAP GROWTH FUND

NET ASSETS              ANNUAL RATE
----------              -----------
First $250 million...      0.695%
Next $250 million....       0.67%
Next $500 million....      0.645%
Next $1.5 billion....       0.62%
Next $2.5 billion....      0.595%
Next $2.5 billion....       0.57%
Next $2.5 billion....      0.545%
Over $10 billion.....       0.52%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM EQUITY FUNDS


Attest: \s\ Stephen R. Rimes            By: \s\ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        A I M ADVISORS, INC.


Attest: \s\ Stephen R. Rimes            By: \s\ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)